EXHIBIT 99.1

                     PRESS RELEASE DATED SEPTEMBER 24, 1999



GISH BIOMEDICAL ANNOUNCES STREAMLINING OF WORK FORCE

Irvine, California-September 24, 1999-The Board of Directors of Gish Biomedical, Inc. (Nasdaq:GISH) today announced a 23% reduction in its work force. The Company is continuing to evaluate all possible further cost savings measures. These moves are steps to increase Gish's competitive position in the marketplace and to decrease its overhead and production costs. Severance costs related to the reduction in personnel of approximately $100,000 are expected to be charged to operations in the quarter ending September 30, 1999.












Gish Biomedical designs and manufactures disposable medical devices for various surgical specialties including cardiovascular surgery, orthopedics, and
oncology.   Currently  there  are  3,473,862   shares  of  Gish's  common  stock
outstanding.

This news release contains forward-looking statements concerning the Company's business and products. Actual results may differ materially depending on a number of risk factors, including the impact of competition, downward pricing pressures in the relevant markets, risks related to product performance and the risks relating to consumer acceptance of the Company's products. These and other risks inherent in the Company's business are described in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K. The Company undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.